Exhibit 10.1.35

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION: [***]

MASTER SERVICES AGREEMENT

This Master Services Agreement (the “MSA”) is entered into this 17th day of August, 2012 (the “Effective Date”), between New Skies Satellites B.V., a Dutch company with offices at Rooseveltplansoen 4, 2517 KR, The Hague, The Netherlands (“SES”), and Gogo LLC, a Delaware limited liability company with offices at 1250 N. Arlington Heights Road, Suite 500, Itasca, IL 60143, United States (“Customer”). This MSA sets forth the terms and conditions under which satellite network services may be ordered via the Network Facilities, as set forth in a Service Order.

Terms and Conditions

1. Service Orders. Each Service shall be described in a service order to be executed by both Parties upon mutual agreement (“Service Order”). Unless otherwise specified in a Service Order, Service is Non-Preemptible (as defined in Appendix B hereto) and will be provided on a full-time basis. The provision of Service shall be subject to availability of the Network Facilities and commercial review and acceptance by SES prior to countersignature by an authorized representative of SES of a Service Order executed by Customer. Customer acknowledges that SES may contract with third parties for certain services to be provided as part of a Service, and in such case Customer hereby agrees to be bound by the terms and conditions under which such services are provided as set forth in the applicable Service Order. Notwithstanding the foregoing, SES remains solely responsible for the provision of Services to Customer under a Service Order.

2. OU Confirmations. Each occasional use Service shall be described in a Service Order referred to as an OU Confirmation. SES reserves the right to change allocated frequencies and satellite for Service pursuant to an OU Confirmation with a minimum advance notice of twenty-four (24) hours to Customer.

3. Term. This MSA shall remain in effect for the purpose of ordering Service for five (5) years from the Effective Date, and shall be renewed thereafter for successive periods of one (1) year each, unless either Party provides notice to the other Party no later than thirty (30) Days prior to any such renewal period that it does not wish to renew this MSA. Termination of this MSA will not affect the obligations of the Parties with respect to the performance of Service Orders existing as of such termination date or the applicability of the terms and conditions set forth in this MSA to such Service Orders.

4. Compliance with Laws. The location and operation of the Network Facilities and SES’ ability to perform are subject to all applicable laws, regulations, decrees, licenses and authorizations in any applicable country or jurisdiction. Customer shall under all circumstances comply with the Operational Requirements and all applicable governmental laws, rules and regulations, including any prohibitions or restrictions on Customer’s receipt of Service applicable in any country in which Customer uses Service or in which Service can be received. For the avoidance of doubt, coverage of a country or territory by the Satellite does not imply that Service is permissible or authorized to or from earth stations located in a particular country or territory.

5. Permitted Use. Service is provided for Customer’s own use solely for (i) transmissions of its own digital signals, (ii) Video Programming Services, or (iii) the provision of value-added telecommunications services by Customer to its customers. Customer is responsible for all facilities communicating with the Satellite (unless otherwise set forth in the Service Order). In no event shall Customer be permitted to resell Service, in whole or in part, to any other person or entity, except as expressly provided as part of a value added telecommunications service to Customer’s customers (i.e., circumstances in which Customer provides to its customers substantially more communications facilities than “bare” space segment capacity). Customer shall ensure that any Video Programming Services comply with all applicable legal, governmental and regulatory requirements and directions, and license conditions, in effect in any jurisdiction in which Customer uses Service or in which Service can be received by

Customer or by any person marketing such Video Programming Services with Customer’s authority, including without limitation restrictions and requirements as to labeling of content, copyright, hours of availability, encryption, age verification and other restrictions as to access. On the request of SES at any time, Customer shall promptly provide SES with written certification signed by an authorized officer of Customer that Customer’s Video Programming Services comply with this Section 5. Customer shall promptly provide SES with such details as SES may reasonably request to satisfy SES as to Customer’s compliance with the requirements of this Section 5 and to enable SES to respond to any request for information made by any governmental or regulatory agency in relation to such Video Programming Services. Customer shall promptly advise SES of any notice or any written communication received by Customer, Customer’s customers or end-users, or any agent or representative of any of them, from any governmental or regulatory agency in relation to Service, and provide SES with a copy of such notice or other written communication and any response by Customer or on Customer’s behalf.

6. Service Fees/Outage Credits. Customer shall make each and every Service Fee payment in advance, on or before the twenty-fifth (25th) Day of the month preceding the month in which Service is provided, and all such payments shall be made without offset, withholding or deduction of any kind. All payments shall be made in U.S. dollars by wire transfer to such bank account as SES may designate by notice to Customer and shall be deemed to have been received when SES’ bank account has been credited with such payment. Any payment due from Customer that is not received on the date it is due shall bear interest at the rate of the lesser of 1.5% per month or the maximum rate permitted by law, calculated from the date payment was due until the date it is deemed received. If Customer has multiple Service Orders and is delinquent as to payments due under one or more Service Orders, then SES shall be entitled, in its sole discretion, to apply (i) Customer payments to the outstanding delinquencies (without regard to any direction made by Customer), and (ii) security that may be available under one Service Order to an outstanding delinquency in another Service Order. For any period during which there is a Confirmed Outage, SES shall give Customer an Outage Credit to be applied against Customer’s future Service Fee obligations.

7. Taxes and Other Charges. Customer is solely responsible for any Taxes, with the exception of any Taxes imposed on the net income of SES by any country or jurisdiction imposing tax on income from all sources by reason of SES being incorporated in, or otherwise being considered a resident of, such country or jurisdiction. For the avoidance of doubt, Customer shall pay such additional amounts to SES as are necessary to make SES whole for any Taxes levied or withheld.

8. Termination /Suspension.

(a) A Service Order may be terminated by either Party on notice to the other Party, if (i) Service experiences a Confirmed Outage or Satellite Failure and SES does not restore Service within thirty (30) Days, or (ii) the Satellite is removed from commercial operation at its Orbital Location, except when Service is transitioned in accordance with Section 9 within thirty (30) Days.

SES August 8, 2012

(b) In the event Customer fails (i) to pay any amount when due [***], (ii) to cease any activity in violation of Sections 4 or 5 immediately after receiving telephone notice or email, facsimile or other notice from SES, or (iii) to cease any other activity in violation of Customer’s obligations under this MSA or any Service Order within thirty (30) Days after receiving notice from SES of such breach, SES may, in its sole discretion, elect to (A) terminate the relevant Service Orders, or (B) Suspend Service until such failure to pay or breach is cured.

(c) SES may, in its sole discretion, also Suspend Service if (i) as a result of Customer’s use of Service, there is a substantial risk that SES or any member of the SES Group could be or is indicted or charged as a criminal defendant, or otherwise could become or becomes the subject of any criminal proceeding or investigation or any governmental or administrative proceeding that may result in fines, sanctions or non-monetary remedies, (ii) as a result of Customer’s use of Service, there is a substantial risk that SES or any member of the SES Group could become or becomes subject to any other governmental action that could result in the revocation, suspension or loss of any license, ability or right of SES to provide Service or capacity to Customer or other customers, or (iii) Customer’s transmissions to the Satellite are being “jammed” or otherwise intentionally interfered with by a third party (governmental or otherwise). SES may continue to Suspend Service under this Subsection 8(c) until any action or threat of action giving rise to such right is resolved in SES’ favor or removed and, in each case, until assurances are given to SES’ reasonable satisfaction that the matters giving rise to a Suspension will not reoccur. If a Suspension of Service under this Subsection 8(c) continues for a period of more than thirty (30) Days, then SES may elect to immediately terminate this MSA or any relevant Service Order.

(d) Subject to Section 6, if a Service Order is terminated pursuant to Subsection 8(a), then SES shall promptly refund to Customer any portion of the Service Fees previously paid and applicable to any period after the date of such termination (including any deposit or other security, where applicable) plus any unapplied credits to which Customer was entitled prior to such termination.

(e) If a Service Order is terminated pursuant to Subsection 8(b) or Subsection 8(c), then, in addition to all of SES’ other remedies at law or in equity, SES shall be entitled to declare immediately due and payable the Service Fees for each month that would have remained in the Service Term, but for such early termination, and to use the Service Transponder or to provide service on such Service Transponder to whomever SES sees fit, and Customer shall not be entitled to any relief (equitable or otherwise) with respect to such use or any refund of any amounts paid to SES; provided, that if Customer has paid the Service Fees for the remaining Service Term of a Service Order, then SES shall use commercially reasonable efforts to re-market service via the Service Transponder, and if SES subsequently reaches an agreement to provide service to a third party via the portion of the Service Transponder previously used to provide Service to Customer during the period Service otherwise would have been provided to Customer, then SES shall remit to Customer any service fees it actually receives from such third party with respect to the portion of the Service Transponder applicable to such period, up to the Service Fees paid by Customer for such period as Customer did not receive Service, less (i) any amounts owed by Customer to SES under this MSA or the Service Order; (ii) any reasonable costs (including reasonable attorneys’ fees) incurred by SES in attempting to collect such amounts from Customer; (iii) any other direct damages incurred by SES in attempting to collect such amounts from Customer; (iv) any reasonable costs (including reasonable attorneys’ fees) incurred by SES in marketing such Service Transponder to third parties; and (v) any costs reasonably incurred by SES in providing related services and equipment (not provided to Customer) that may be associated with the provision of such service but only to the extent those costs cannot be passed through to the re-marketed customer. Nothing herein shall require SES to enter into such a service agreement if the nature of the party, the party’s proposed use of the service, the party’s demand for terms and conditions for service, or other commercially reasonable and appropriate factors, lead SES to determine not to enter into such a service agreement; nor shall SES be obligated to use the capacity formerly used to provide Service to Customer ahead of any other capacity that may be available. Customer acknowledges that these rights of SES are reasonable under all of the circumstances existing as of this date, constitute liquidated damages for loss of a bargain, and do not constitute a penalty.

(f) Neither Party shall have any further rights, obligations or liability to the other Party under this MSA or a Service Order in the event of the termination or expiration of such Service Order, except for any rights, obligations or liabilities (i) arising prior to such termination or expiration, (ii) arising as a result of such termination or expiration, (iii) described in this MSA or such Service Order as surviving such expiration or termination, or (iv) that logically would be expected to survive termination or expiration. Customer shall cease all transmissions immediately upon the expiration or termination of a Service Order, unless otherwise agreed in writing by SES. If Customer fails to cease use of Service immediately upon the expiration or termination of the Service Term, then (without implying any right of Customer to continue use of Service) Customer shall pay a fee equal to the then-current rate for thirty-day occasional use Service charged by SES, such payments to continue until Customer’s use ceases.

9. Transition of Service. SES reserves the right to transition Service to (i) [***].

10. Force Majeure. Any failure or delay in the performance by SES of its obligations to commence or to continue to provide Service shall not be a breach of this MSA or any Service Order and shall not constitute a failure for purposes of determining whether a Confirmed Outage has occurred, if such failure or delay results from any act of God, governmental action, or any other circumstance beyond the reasonable control of SES. Notwithstanding the foregoing, SES shall provide Customer with Outage Credits in circumstances in which SES is unable to perform because of force majeure conditions, with the exception of force majeure conditions that are attributable to sun outages, meteorological or astronomical disturbances (including rain fade), or acts or omissions of Customer or its employees, agents or contractors.

11. Liability-Related Provisions.

(a) Disclaimer of Warranties. SES EXPRESSLY EXCLUDES AND DISCLAIMS ANY AND ALL EXPRESS, IMPLIED AND STATUTORY WARRANTIES, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE.

(b) Limitation of SES’ Liability. THE PARTIES AGREE THAT SES’ SOLE OBLIGATION AND CUSTOMER’S EXCLUSIVE REMEDIES FOR ANY CAUSE WHATSOEVER (INCLUDING WITHOUT LIMITATION LIABILITY ARISING FROM NEGLIGENCE) ARISING OUT OF OR RELATING TO ANY SERVICE ORDER UNDER ANY THEORY OF LAW OR EQUITY ARE LIMITED TO THOSE SET FORTH IN SECTION 6 AND SUBSECTION 8(a), AND ALL OTHER RIGHTS AND REMEDIES OF CUSTOMER OF ANY KIND ARE EXPRESSLY EXCLUDED AND WAIVED. In no event shall SES be liable for any indirect, incidental, consequential, punitive, special or other similar damages or loss of revenues, whether foreseeable or not, occasioned by any defect in any of the Network Facilities which may be provided to Customer, or the provision of Service to Customer, or any failure or delay in the provision of Service to Customer, or any other cause. Without limiting the generality of the foregoing, Customer acknowledges and agrees that it shall have no right of recovery for the satisfaction of any cause arising out of or relating to any Service Order against (i) any supplier of equipment or services to SES in connection with (A) the launch, construction, operation, maintenance, tracking, telemetry and control of the Satellite, (B) the Network Facilities, (C) Service, or (D) the provision of Service to Customer in any circumstances in which SES would be obligated to indemnify such supplier, or (ii) any member of the SES Group. The limitations of liability set forth in this Section 11 shall apply to the SES Group.

SES August 8, 2012

(c) Limitation of Customer’s Liability. In no event shall Customer be liable for any indirect, incidental, consequential, punitive, special or other similar damages or loss of revenues, whether foreseeable or not, occasioned by any default by Customer hereunder or any other cause, except that the foregoing shall not limit or excuse Customer from the following: (i) its Service Fee obligations (as the same may be accelerated under Subsection 8(d)); (ii) its indemnification obligations under this MSA; or (iii) any damages that occur as a result of Customer’s failure to immediately cease transmissions to the Satellite after receiving telephone notice or email, facsimile or other notice from SES to do so.

(d) Indemnification. Customer shall defend and indemnify SES and any and all members of the SES Group from any and all third-party claims, liabilities, losses, costs, and damages, including attorneys’ fees and costs, arising out of (i) Customer’s use of Service or the content of material transmitted thereon, including any actual or alleged libel, slander, obscenity, indecency, infringement of copyright, or breach in the privacy or security of transmissions, (ii) Customer’s violation of its obligations under Sections 4 and 5, (iii) disputes between or among Customer and its transmission recipients or its program, data or other transmission content suppliers, or (iv) any failure by SES to provide Service, or (v) any warranty, representation or statement Customer may make to a third party in connection with transmissions via Service.

(e) SES’ Reliance. Customer acknowledges that SES has set its prices and entered into this MSA and each Service Order in reliance upon the limitations and exclusions of liability, the disclaimers of warranties and Customer’s indemnity obligations set forth in this MSA, and that the same form an essential basis of the bargain between the Parties.

12. No Property Interest/Subordination. Each Service Order executed pursuant to this MSA is a service contract and does not grant, and Customer shall not assert, any right, interest or lien in any property or assets of SES, including any of the Network Facilities or related equipment that SES may own. Customer acknowledges and agrees that SES may grant security interests of any kind in Service, any of the Network Facilities or any Service Order (including the proceeds thereof) to third parties, and that any such Service Order and all rights granted to Customer in this MSA are subject and subordinate to any such security interests, provided that any secured party agrees to be bound by the terms and conditions of such Service Order as long as (i) Customer is not in default under the terms and conditions of this MSA, (ii) Customer does not pay any Service Fees more than thirty (30) Days prior to their due dates under such Service Order, (iii) such Service Order and this MSA are not supplemented, amended, extended or otherwise modified in any manner that adversely affects the interests of any secured party, and (iv) after receipt of notice from any secured party of a default by SES under any relevant security document, Customer agrees to make, and makes, all payments thereafter as instructed by a secured party. Customer acknowledges and consents to foreclosure, should it occur, upon a Service Order by any secured party or its designee, successor or assignee, and the consequent replacement of SES under such Service Order by the secured party, its designee, successor or assignee, or another purchaser or assignee. Any secured party shall be entitled to exercise all rights and to cure any defaults of SES under this MSA, within such cure period as may be available to SES under this MSA. Upon receipt of notice from a secured party, Customer agrees to accept such exercise and cure by a secured party and to render all or any part of the performance due by Customer under the Service Order to such secured party. This provision shall be self-operative and no further instrument of subordination shall be required by any security agreement, mortgage or other document reflecting the security interest to make this subordination effective. In confirmation of such acknowledged subordination, Customer shall execute promptly any instrument or certificate which SES or any secured party may reasonably request.

13. Miscellaneous.

(a) Non-Waiver of Breach. The waiver by either Party of a breach of, or a default under, any of the provisions of this MSA or any Service

Order, or the failure of either Party on one or more occasions to enforce any of the provisions of this MSA or any Service Order or to exercise any right or privilege in this MSA or any Service Order, shall not be construed as a waiver of any subsequent breach or default of a similar nature or as a waiver of any such provision, right, or privilege in this MSA or any Service Order.

(b) Confidentiality. The Parties confirm that it may be necessary in the performance of this MSA or a Service Order for one Party (“Discloser”) to disclose to the other Party (“Receiver”) information that Discloser deems to be confidential and proprietary (“Confidential Information”). For purposes hereof, Confidential Information shall include business and technical information or data relating to Discloser and its representatives that is reduced to writing and marked “Confidential” or “Proprietary” by Discloser. Notwithstanding the foregoing, the Parties agree that any information SES may provide to Customer regarding actual or potential customers, pricing, costs, satellite health, and contract terms and conditions (e.g., this MSA and each Service Order) is deemed to be Confidential Information for the purposes of this MSA, whether or not marked as confidential or proprietary. Confidential Information shall not include (i) information developed independently by Receiver or lawfully received by Receiver from a third party not under an obligation of confidentiality, and (ii) information in the public domain through no fault of Receiver. Nothing herein shall prevent disclosure by Receiver pursuant to law, judicial order, governmental regulation, securities laws or regulations, or rules of a recognized stock exchange, provided that Receiver gives reasonable advance notice of such disclosure and cooperates with Discloser in endeavoring to obtain limitations on disclosures (including protective orders) as requested by Discloser. Receiver shall not disclose, directly or indirectly, any of the Confidential Information to any third party without the prior written consent of Discloser. Receiver shall undertake reasonable efforts to prevent inadvertent disclosure to any third party. For each item of Confidential Information, Receiver’s obligations under this Subsection 13(b) shall continue for a period of [***] after disclosure. Notwithstanding the foregoing, disclosure is permitted on a confidential and need-to-know basis by Receiver to its affiliates, principals, auditors, attorneys, investors, lenders, insurance agents, and proposed and actual successors in interest.

(c) Waiver of Immunities. To the extent that either Party has acquired or later acquires any immunity (sovereign or otherwise) from any legal action, suit, or proceeding, from jurisdiction of any court, or from setoff or any legal process with respect to itself or any of its property, such Party irrevocably waives and agrees not to plead or claim such immunity with respect to any action, suit or proceeding brought in relation to this MSA or any Service Order.

(d) Notices. Except as otherwise provided in this MSA or a Service Order, all notices and other communications from one Party to the other Party shall be in writing, in English, and sent to the other Party at the address stated in the preamble, or, as to any Service Order, at the address stated in such Service Order. A Party may change its address, designated representative, email address or facsimile number on notice to the other Party.

(e) Assignment. Customer agrees that SES may Transfer its rights, interests and obligations in this MSA or any Service Order, its rights and interests in and to any of the Network Facilities, or its rights and interests in and to any and all sums due or to become due under any Service Order to any transferees. Customer agrees that upon receipt of notice from SES of such Transfer, Customer shall perform all of its obligations directly for the benefit of the transferee, and shall execute and deliver such documentation related to such Transfer as SES or the transferee may reasonably require. Customer may not Transfer its right to Service, or the rights and obligations set forth in this MSA or any Service Order, to any third party without SES’ prior written consent, which consent may be withheld or conditioned in SES’ sole discretion; provided that SES shall not unreasonably withhold its consent to such a Transfer if (a) the proposed transferee in writing agrees to assume all of Customer’s obligations with respect to the Agreement and agrees to be treated as Customer for all purposes under the Agreement; (b) such written undertaking is delivered to SES

SES August 8, 2012

at least thirty (30) days in advance of the proposed Transfer; and (c)(i) Customer remains liable to SES for the transferee’s performance and payment obligations under the Agreement, (ii) the proposed transferee’s credit rating is the equivalent of A or B on the Standard and Poor’s (or equivalent) credit rating system, or (iii) in the absence of the conditions of (c) (i) and (ii) being met, SES consents to such a Transfer. Subject to the foregoing provisions concerning Transfer, this MSA and each Service Order shall be binding on and shall inure to the benefit of any successors, transferees and assignees of the Parties, provided that no Transfer shall relieve either SES or Customer of its obligations to the other Party. Any purported Transfer by either Party not in compliance with the provisions of this MSA shall be null and void.

(f) No Third Party Beneficiary. The provisions of any Service Order and this MSA are only for the benefit of SES (and the SES Group) and Customer, and no third party may seek to enforce or benefit from those provisions, except that both Parties acknowledge that the Operational Requirements are intended for the benefit of both SES and all other SES customers using the Network Facilities. Notwithstanding the foregoing, any secured party which acquires a security interest as contemplated under Section 12 shall be deemed an intended third party beneficiary of this MSA or any Service Order.

(g) Governing Law/Jurisdiction/Venue. This MSA and each Service Order shall be governed by and interpreted according to the laws of The Netherlands, without regard to the conflicts of laws provisions thereof. Any dispute or disagreement arising between Customer and SES in connection with this MSA or any Service Order, which is not settled within thirty (30) days (or such longer period as may be mutually agreed upon by the Parties) from the date that either Party notifies the other in writing that such dispute or disagreement exists, at the request of either Party, shall be finally settled in accordance with the Arbitration Rules of The Netherlands Arbitration Institute (Nederlands Arbitrage Institute). The arbitral tribunal shall be composed of one arbitrator. The place of arbitration shall be The

Hague, The Netherlands. The arbitral procedure shall be conducted in the English language. The arbitration agreement evidenced hereby, including its validity and its interpretation is exclusively governed by the laws of The Netherlands.

(h) Severability. If any provisions in this MSA or any documents executed in connection with this MSA shall be invalid, illegal or unenforceable in any respect under applicable law, then the validity, legality and enforceability of the remaining provisions contained in this MSA or such other documents shall not in any way be affected or impaired, and the invalid provision shall be replaced by a valid provision that comes closest to the intent of the Parties.

(i) Authority. Each Party represents and warrants that it has the right, power and authority to enter into and perform its obligations under this MSA and each Service Order.

(j) Counterparts. This MSA may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts shall constitute one and the same instrument.

(k) No Changes. Customer represents and warrants that it has made no changes to this MSA and shall not make any changes to any Service Order prior to providing them to SES for its acceptance and execution, and that, in the event of any conflict between the terms and conditions set forth in this MSA or a Service Order and the version last sent to Customer by SES, the version last sent to Customer by SES shall be the governing version.

(l) Entire Agreement. This MSA and each Service Order (including appendices attached to the Service Order and this MSA) executed by the Parties (i) constitute an entire and separate agreement between the Parties for SES to provide, and Customer to accept and pay for, Service for the Service Term, and (ii) supersede all previous understandings, commitments or representations (whether written or oral) concerning its subject matter. This MSA and any Service Order may not be amended or modified in any way, and none of their provisions may be waived, except in a document signed by an authorized representative of each Party.

All Services ordered pursuant to this MSA shall be subject to the terms and conditions of this MSA and the following appendices, which are incorporated herein by reference and form a part hereof:

A.	Operational Requirements and Technical Annex

B.	Definitions

C.	Additional Terms and Definitions for North American Fleet Satellites

The remainder of this page is intentionally left blank.

Customer has read, understands, and agrees to be bound by this MSA and the terms and conditions for Service as set forth in the Service Orders.

IN WITNESS WHEREOF, the Parties hereto have duly executed (by an authorized officer of each Party) and delivered this MSA as of the Effective Date.

GOGO LLC		NEW SKIES SATELLITES B.V.

By:	/s/ Anand Chari	By:	/s/ Gerson Souto
Name:	Anand Chari	Name:	Gerson Souto
Title:	CTO	Title:	Director
Date:	8/17/12	Date:	4th September 2012

APPENDIX A

Operational Requirements and Technical Annex

Article I. Earth Station Transmit/Receive Requirements.

1.0 Non-Interference and Use Restrictions. Customer’s transmissions to and from the Satellite shall comply with all applicable governmental laws, rules and regulations. Customer will follow established practices and procedures for frequency coordination and will not use Service, or any portion thereof, in a manner which would or could be expected, under standard engineering practice, to harm Service or interfere with the use of or harm any portion of the Service Transponder, any other Transponder on the Satellite, the Satellite, or any other in-orbit satellite or transponder on such other satellite. SES reserves the right to require that any programming service or other transmissions be encrypted.

2.0 Transmission Plan. [***]. SES makes no representation, warranty, or covenant regarding any use of Transponder capacity provided under any Service Order executed pursuant to this MSA, including the efficacy of the use of any number of carriers.

3.0 Customer Equipment. [***].

4.0 Earth Station Requirements.

4.1 General Requirements.

(a) [***].

(b) SES shall have the right, but not the obligation, to inspect any Customer transmit facilities, together with associated facilities and equipment used by Customer, or by a third party under the authority of Customer, to transmit to the Satellite. SES will use reasonable efforts to schedule inspections to minimize the disruption of the operation of such facilities, and Customer shall make such facilities available for inspection at all reasonable times. [***].

4.2 [***].

4.3 [***].

4.4 [***].

4.5 [***].

4.6 [***].

5.0 Service Requirements.

5.1 [***].

5.2 [***].

5.3 [***].

6.0 Earth Station Providers. Customer may contract with other parties to transmit its signals to, or receive its signals from, the Satellite, provided that Customer requires its contractors to comply with the requirements of this MSA regarding transmissions to, or reception from, the Satellite and makes SES an intended third party beneficiary entitled to enforce such agreement. If Customer retains third parties as permitted by the previous sentence, the acts and omissions of those third parties in connection with the transmission or reception of Customer’s signals shall be deemed to be the acts and omissions both of such third parties and of Customer.

7.0 Customer Cooperation. If Service fails to meet the Service Specifications, Customer shall use all reasonable efforts to cooperate with and aid SES in curing such failure, including modifying the Customer Equipment so that there is no net loss in performance, in which event the Service Specifications shall be deemed still to be met, provided that all reasonable efforts can be done at no expense to Customer (unless reimbursed by SES). These obligations of Customer shall include but shall not be limited to the following: (i) at the request of SES, if there is a problem that can be compensated for by increasing the power of its transmissions to the Satellite, without affecting its use of Service, Customer shall do so to the extent it can with existing equipment; and (ii) permitting SES, at SES’ sole discretion, cost and expense, to upgrade the Customer Equipment.

Article II. General Requirements.

1.0 Carrier Frequency Assignments. [***].

2.0 Third Party Use. Without implying any light of Customer to permit any third party use of Service (e.g., see Sections 4 and 5 of the MSA). Customer shall be responsible to SES for any use or transmission by third parties (e.g., Customer’s customers and end-users) that is permitted by Customer to the same extent as it would be for Customer’s own use or transmissions. Any use by third parties shall be deemed to be use by Customer and references in this MSA with respect to Customer’s responsibilities to SES or Customer’s use or transmissions shall include use by third parties.

3.0 Satellite Power Constraint. As the Satellite ages and in order to protect the overall health and performance of the Satellite, it may be necessary to cease operating (or interrupt operation of) one or more Transponders (e.g., because of an overall power constraint on the Satellite). If Service will be affected (e.g., interrupted, relocated, terminated), and such action reasonably can be anticipated, SES will give Customer thirty (30) Days’ notice, or such lesser period of notice as is practical under the circumstances.

4.0 Preemptive Rights In Abnormal Circumstances. Customer recognizes that it may be necessary, in unusual or abnormal technical situations or other unforeseen conditions, for SES to deliberately terminate Service or interrupt Customer’s use of Service, in order to protect the overall health and performance of the Satellite or to reassign certain amplifiers among Transponders to make use of a spare equipment unit. Such decisions shall be made by SES in its sole discretion. Customer shall immediately cease transmissions to the affected Transponders at such time as Service is terminated or interrupted pursuant to this Section. [***].

5.0 Testing in the Event of Degraded Service. [***].

6.0 Telephone Notices. For the purpose of receiving notices from SES regarding preemption, interference or other technical problems, including Transponder failure, restoration and denial of access, Customer shall maintain at its Network Operations Center(s) a telephone that is staffed at all times during which Customer is transmitting signals to the Satellite and an automatic facsimile machine in operation and capable of receiving messages from SES at all times. THOSE PERSONS STAFFING THE NETWORKS OPERATION CENTER(S), FOR THE PURPOSES OF RECEIVING SUCH MESSAGES, MUST HAVE THE TECHNICAL CAPABILITY AND ABSOLUTE AUTHORITY TO IMMEDIATELY TERMINATE OR MODIFY THE TRANSMISSIONS OF SIGNALS TO THE SATELLITE IF NOTIFIED BY SES. All such notices shall be effective upon placement of a telephone call or transmission of a facsimile from SES to Customer.

Article III. Technical Characteristics of the Satellite System.

1.0 Contours. [***].

2.0 Multi-Carrier Operation. While subject to final approval by SES based on the specific transponder configuration, [***].

3.0 Input Attenuators. [***].

4.0 Communication System Performance Characteristics – Expected Performance.

4.1 Cross Polarization. [***].

4.2 Adjacent Satellite Interference. [***].

4.3 Nominal Transponder Assignment. [***].

4.4 Performance at Particular Locations. [***].

End of Appendix A

APPENDIX B

Definitions

Each undefined, capitalized term used in this MSA or a Service Order shall be defined as follows:

Alternative Satellite: Shall mean a satellite in an orbital location other than the Orbital Location. References in this MSA to the Satellite shall, in context, be deemed to be references to the Alternative Satellite.

Confirmed Outage: Shall mean a continuing and uninterrupted failure to meet the Service Specifications that precludes use of Service for its intended purpose (including any Service interruption that may be made by SES in unusual, abnormal or other unforeseen technical situations in order to protect the overall health and performance of the Satellite) for [***] or more, unless such failure is the result of (i) circumstances specified under Section 10 of this MSA, or (ii) the failure of any Customer Equipment. All Confirmed Outages must be verified by SES. No Confirmed Outage shall be deemed to occur prior to actual notice from Customer to SES of such failure or during any period when Customer is using Service. All determinations as to Confirmed Outages shall be made on a Service Transponder by Service Transponder basis,

Customer Equipment: Shall mean any equipment or facilities, including but not limited to antennas, which are provided, or required to be provided, by Customer for use in conjunction with Service, whether located at an SES, Customer or third party facility.

Day: Shall mean a calendar day (i.e., of which there are 365 or, in the case of a leap year, 366).

Network Facilities: Shall mean, collectively, the Satellites and the terrestrial or earth station facilities operated by SES, other members of the SES Group, or third parties under contract to SES or a member of the SES Group.

Non-Preemptible Service: Shall mean a protection level wherein the Service may not be preempted to restore another service or transponder except in accordance with Appendix A.

Operational Requirements: Shall mean SES’ Operational Requirements, as set forth in Appendix A (as the same may be modified from time to time by SES in its reasonable discretion).

Orbital Location: Shall mean the orbital location of the Satellite indicated in a Service Order.

OU Confirmation: Shall mean a Service Order specifically tailored for the provision of occasional use Service.

Outage Credit: Shall mean a credit against Customer’s future Service Fee obligations [***]. Customer shall not be entitled to any Outage Credit for any Service failure that does not constitute a Confirmed Outage. In addition, if it is determined by final judicial order that SES prevented Customer from accessing any or all Service at a time when SES did not have the right to do so (including under Section 8 of this MSA), then Customer shall be entitled to Outage Credits for the period during which access was denied. Except as provided in the preceding sentence, a Suspension of Service made by SES under Section 8 of this MSA shall not result in any Outage Credit to Customer for Service Fee payments, which shall continue to be due and payable during any such period of Suspension.

Party: Shall mean SES and Customer individually, and “Parties” shall refer to SES and Customer collectively.

Replacement Satellite: Shall mean a satellite which SES places in the Orbital Location (or, to the extent SES receives authorization to do so, any orbital location within five degrees of such Orbital Location) as the Satellite used to provide Service. References in this MSA to the Satellite shall, in context, be deemed to be references to the Replacement Satellite.

Satellite: Shall mean the satellite utilized to provide Service.

Satellite Failure: [***]

Service: Shall be as described in the applicable Service Order.

Service Fee: Shall be as set forth in the applicable Service Order.

Service Specifications: Shall be as set forth in the applicable Service Order.

Service Term: Shall refer to that period beginning on the “Commencement Date” and continuing through the “End Date”, each as set forth in the applicable Service Order.

Service Transponder: Shall mean the specific Transponder utilized to provide Service, as such Transponder may be changed from time to time by SES in its sole discretion.

SES Group: Shall mean SES S.A. (or its successor-in-interest due to merger, reorganization or otherwise), or any entity controlling, controlled by or under common control with SES S.A., and all members of the boards of directors and management boards, employees, agents, partners, members or shareholders of SES S.A.

Suspend Service: Shall mean to deny Customer access to Service.

Suspension: Shall refer to a denial of access to Service.

Taxes: Shall mean any taxes, duties, surcharges, withholding, usage fees and other fees or charges levied or assessed by any local, state, national, public or quasi-public governmental authority or entity on Service, the facilities used to provide Service, or Customer’s use of Service, including without limitation any value added tax, withholding tax, regulatory fee, or other fees payable by SES or any member of the SES Group pursuant to universal service fund programs or other regulatory-related programs.

Transfer: Shall mean to grant, sell, assign, encumber, convey, license, lease, sublease, or permit the utilization of, directly or indirectly, in whole or in part.

Transponder: Shall mean any of the transponders on the Satellite.

Video Programming Services: Shall mean video programming and associated audio signals carried by means of Service and used to provide consumer entertainment and information services by means of broadcast, cable television, or direct-to-home satellite delivery, Internet, or other forms of mass distribution.

End of Appendix B

APPENDIX C

Additional Terms and Definitions for North American Fleet Satellites

1. Scope. The provisions of this Appendix C shall apply to Satellites only if so indicated in a Service Order. For each Service Transponder, Customer shall be provided Service in accordance with the protection level stated in the Service Order (e.g., Fully Protected Service, Transponder Protected Service, Non-Preemptible Service, Preemptible Service or Business Preemptible Service), as such protection level is defined and as the restoration rights are set forth in the Service Order.

2. Use of Reverse Contract Order. If it becomes necessary to discontinue or suspend service, and operational circumstances allow SES to select services to be discontinued or suspended, SES will make such selections in “Reverse Contract Order”. [***]

3. Other Definitions Applicable to Protection Levels.

(a) “Preemptible Transponder” means a transponder on a satellite that is not entitled to restoration in the event of a transponder failure or a satellite failure and may be preempted at any time to restore (i) a satellite failure, (ii) a service or transponder that becomes a transponder failure and is entitled to preempt a Preemptible Service or Preemptible Transponder, or (iii) other service offerings of SES or any of its affiliates, including but not limited to mass move protection, construction and launch delay protection, and launch failure protection.

(b) “Replacement Transponder” means a spare transponder amplifier on the satellite and its associated components that is accessible for purposes of providing restoration and is capable of carrying communications traffic within the parameters as described in the Service Specifications for the Transponder to be restored.

(c) “Restoration Satellite” means the satellite identified as such in the Service Order,

(d) “Transponder Failure” means, [***]

(e) “Transponder Performance Specifications” means [***].

Satellite	Band	Downlink EIRP (dBW)	Saturated Flux Density (dBW/m2)	Orbital Location
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

(f) For purposes of this Appendix C, the definition of Confirmed Outage in Appendix B is revised to insert “or the applicable Transponder Performance Specifications” after “Service Specifications” in the first sentence.

End of Appendix C

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